Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020
blankrome.com

October 17, 2022

Adara Acquisition Corp.
211 East Blvd.
Charlotte, North Carolina 28203

Re: Adara Acquisition Corp.

Registration Statement on Form S-4 (Registration No. 333-266098)

Dear Sir/Madam:

We refer to the Registration Statement (the “Registration Statement”) filed by Adara Acquisition Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the sale of up to (i) 47,500,000 shares (the “Firm Shares”) of the Company’s common stock $0.0001 par value per share (the “Common Stock”) to be issued by the Company pursuant to the Business Combination Agreement (the “Business Combination Agreement”) dated June 22, 2022 between the Company, Alliance Entertainment Holding Corporation, a Delaware corporation, and Adara Merger Sub, Inc.  a Delaware corporation, and (ii) 60,000,000 shares of Common Stock issuable upon the conversion of up to 60,000,000 shares of Class E common stock (“Class E Common Shares”) issuable upon the consummation of the transactions described in the Business Combination Agreement (the “Class E Conversion Shares”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

In our capacity as counsel to the Company, we have examined the original or certified copies of (i) the Business Combination Agreement, (ii) the Existing Certificate of Incorporation of the Company, (iii) the amendments (the “Charter Amendments”) to the Existing Certificate of Incorporation that comprise the Charter Proposals and (iv) such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed.  In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies.  As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the

October 17, 2022

Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the stockholders of the Company will have approved the Business Combination Agreement and the other proposals set forth in the Proxy Statement and Prospectus included in the Registration Statement (the “Proxy Statement and Prospectus”), which are to be presented and voted upon at the special meeting as set forth in the Proxy Statement and Prospectus, (iii) the Charter Amendments will have been effected by the filing of the Proposed Certificate of Incorporation with the Secretary of State of the State of Delaware in the form of Annex B to the Proxy Statement and Prospectus, and (iv) the Business Combination and other transactions contemplated by the Business Combination Agreement and Registration Statement will be consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Firm Shares, when issued in the manner and on the terms described in the Registration Statement and the Business Combination Agreement, and (ii) the Class E Conversion Shares, when issued upon conversion of the Class E Common Shares on the terms described therein, will be validly issued, fully paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations.  This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.  We also hereby consent to the use of our name as your counsel under “Additional Information – Legal Matters” in the Proxy Statement and Prospectus.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP